Exhibit 4

CONFIDENTIAL

VOTING AGREEMENT

by and among

AIRPLANES MUSIC LLC

and

THE STOCKHOLDERS PARTY HERETO

Dated as of May 6, 2011

i

INDEX OF DEFINED TERMS

Term	Section
Agreement	Preamble
Beneficial Owner	1.1(a)
Beneficial Ownership	1.1(a)
Beneficially Own	1.1(a)
Beneficially Owned	1.1(a)
Chosen Courts	5.4
Common Stock	Recitals
Company	Recitals
control	1.1(b)
controlled by	1.1(b)
controlling	1.1(b)
Covered Shares	1.1(c)
Excess Value	2.2(b)
Existing Shares	1.1(d)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
New Transaction	2.2(a)
Parent	Preamble
Permitted Transfer	1.1(e)
Stockholder	Preamble
Transfer	1.1(f)
under common control with	1.1(b)

ii

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 6, 2011 (this “Agreement”), by and among AIRPLANES MUSIC LLC, a Delaware limited liability company (“Parent”), and each of the Persons listed on Schedule 1 hereto (each, a “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Airplanes Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Warner Music Group Corp., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, as of the date of this Agreement, each Stockholder is the Beneficial Owner (as hereinafter defined) of the number of outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth opposite such Stockholder’s name on Schedule 1 hereto; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL

Section 1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a) “Beneficial Ownership” by a Person of any security includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings. Notwithstanding the foregoing, “Beneficial Ownership” when used with respect to Edgar Bronfman, Jr. does not include (i) any securities held by trusts with respect to which he serves as trustee and/or is a beneficiary or (ii) any options held by him.

(b) “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(c) “Covered Shares” means the Existing Shares that are Beneficially Owned by the Stockholder, together with any other shares of Common Stock or other voting capital stock of the Company that the Stockholder acquires Beneficial Ownership of after the date of this Agreement.

(d) “Existing Shares” means the number of shares of Common Stock set forth opposite the Stockholder’s name on Schedule 1 hereto.

(e) “Permitted Transfer” means a Transfer by a Stockholder of Covered Shares to an Affiliate of such Stockholder; provided that such transferee Affiliate agrees in writing to assume all of such transferring Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement with respect to the Covered Shares that are subject to such Transfer, to the same extent as such transferring Stockholder is bound hereunder.

(f) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other agreement with respect to any sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

ARTICLE II

VOTING

Section 2.1 Agreement to Vote. Each Stockholder hereby agrees that during the term of this Agreement (as described in Section 5.2), at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the stockholders of the Company, it shall, in each case to the extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of its Covered Shares (i) in favor of the Merger and the adoption of the Merger Agreement, (ii) in favor of any related proposal in furtherance of the Merger and the transactions contemplated by the Merger Agreement, (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in (A) a material breach of any material representation, warranty, covenant or agreement of the Company contained in the Merger Agreement or (B) a material breach of any representation, warranty, covenant or other agreement or obligation of such Stockholder contained in this Agreement; (iv) against any Takeover Proposal; and (v) against any amendment of the Company’s Organizational Documents (other than the amendments of the Company’s Organizational Documents resulting from the Merger), which amendment would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of each class of Common Stock. Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing. Notwithstanding anything to the contrary in the immediately two preceding sentences, such Stockholder shall not be required to vote or consent (or cause any Affiliate to vote or consent) in favor of the Merger Agreement or any of the transactions contemplated thereby, to the extent that the Merger Agreement has been amended in any manner that is materially adverse in the aggregate to the stockholders of the Company (which shall be deemed to include any decrease in price or form of consideration).

Notwithstanding the foregoing, each Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Covered Shares with respect to any matter not covered by this Section 2.1 in any manner such Stockholder deems appropriate, so long as such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to adversely affect, impede, interfere with, or prevent or delay, the consummation of the transactions contemplated by the Merger Agreement and the conditions thereof being met.

Section 2.2 Additional Covenants of the Stockholders.

(a) In the event the Company terminates the Merger Agreement to enter into a Superior Proposal in circumstances in which a Company Termination Fee has been paid, and such Superior Proposal is consummated (a “New Transaction”), each Stockholder shall pay in accordance with Section 2.2(d) the applicable Excess Value (as defined below) actually received upon consummation of such transaction to Parent.

For purposes of calculating the Excess Value below, the number of a Stockholder’s “Covered Shares” shall consist of such Stockholder’s Covered Existing Shares and such additional Covered Shares acquired after the date hereof as to which, but only to the extent that, such Stockholder has a pecuniary interest therein as of the time of the termination of, or immediately prior to the Effective Time under, the Merger Agreement, as applicable.

(b) For purposes of this Section 2.2, the “Excess Value” payable by any such Stockholder shall equal 50% of the product of (x) the number of such Stockholder’s Covered Shares and (y) the positive difference, if any, between the price per share paid under the New Transaction and the Merger Consideration as defined in the Merger Agreement dated as of the date hereof, valuing any non-cash consideration at its fair market value on the date of consummation of the New Transaction (including any residual interest in the Company or any rollover investment in any parent entity of the Company, which shall be valued based on the price per share payable in the New Transaction).

(c) For purposes of this Section 2.2, the fair market value of any non-cash consideration consisting of:

(x)	securities listed on a national securities exchange or traded on the Nasdaq Stock Market shall be equal to the volume weighted average price per share of such security as reported on such exchange or Nasdaq Stock Market for the ten trading days prior to the date of determination; and

(y)	consideration which is other than cash or securities of the form specified in clause (x) of this Section 2.2(c) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by Parent, on the one hand, and the Stockholders, on the other hand, within ten Business Days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of such event as to the investment banking firm, then Parent, on the one hand, and the Stockholders, on the other hand, shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination and, provided further, that the fees and expenses of such investment banking firm shall be borne by Parent. The determination of the investment banking firm shall be binding upon the parties.

(d) Any payment of Excess Value under this Section 2.2 shall be paid by each Stockholder to Parent in the same proportion of cash and non-cash consideration as the aggregate consideration actually received by such Stockholder upon consummation; provided that such Stockholder may elect, at its sole discretion, to remit cash in lieu of such non-cash consideration at the fair market value of such consideration used for the purposes of Excess Value calculation.

(e) For the avoidance of doubt, each Stockholder shall have no obligation to pay the Excess Value hereunder except to the extent such proceeds described in the definition of Excess Value have actually been received by such Stockholder.

(f) The parties agree that, provided that the gross amount of Excess Value payable to Parent under this Section 2.2 is not changed or reduced and Parent is not otherwise adversely affected from an economic (including tax) perspective, they will make such changes to the actions set forth in this Section 2.2 as reasonably requested by the Stockholders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Stockholders . Each Stockholder represents and warrants to Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. Such Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by such Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(b) Ownership. Such Stockholder is the owner of record (or the controlling Person of the record) and Beneficial Owner of such Stockholder’s Existing Shares, free and clear of any Liens, other than (i) any Liens pursuant to the Stockholders Agreement and this Agreement, (ii) any transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States and (iii) any Liens granted in connection with a general pledge of Covered Shares to such Stockholder’s prime broker, which do and will not affect such Stockholder’s Beneficial Ownership of the Covered Shares. As of the date of this Agreement, such Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder. Except to the extent Covered Shares are Transferred after the date of this Agreement pursuant to a Permitted Transfer, and except as disclosed in its Schedule 13D filed with the SEC, such Stockholder is the sole Beneficial Owner and has and will have at all times through the Closing Date sole Beneficial Ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder at all times through the Closing Date.

(c) Non-Contravention. The execution, delivery and performance of this Agreement by such Stockholder do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any Law applicable to such Stockholder or by which any of its assets or properties is bound, (iii) conflict with or result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Liens upon any of the assets or properties of such Stockholder, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Stockholder to perform its obligations hereunder.

(d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require such Stockholder to obtain any consent, approval, order, waiver, authorization or permit of, or any filing with or notification to, any Governmental Authority or other Person, other than as required under the Exchange Act.

(e) No Inconsistent Agreements. Except for this Agreement and the Stockholders Agreement, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares, (ii) granted any proxy, consent or power of attorney (other than any power of attorney granted to another party to this Agreement) with respect to any of the Covered Shares (other than as contemplated by Section 2.1) or (iii) taken any action that would constitute a breach hereof, make any representation or warranty of such Stockholder set forth in this Article III untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement.

(f) Acknowledgement. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(g) Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have (including under Section 262 of the DGCL).

(h) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by such Stockholder.

ARTICLE IV

OTHER COVENANTS

Section 4.1 Prohibition on Transfers. During the term of this Agreement, each Stockholder agrees not to Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein, unless such Transfer is a Permitted Transfer.

Section 4.2 Stock Dividends, etc. In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or if any stock dividend or stock distribution is declared, in each case affecting the Covered Shares, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. Each Stockholder hereby agrees, while this Agreement is in effect, promptly to notify Parent of the number of any new shares of Common Stock with respect to which Beneficial Ownership is acquired by such Stockholder, if any, after the date hereof and before the Effective Time. Any such shares shall automatically become subject to the terms of this Agreement as Covered Shares as though owned by the Stockholder as of the date hereof.

Section 4.3 No Solicitation. Each Stockholder hereby agrees that during the term of this Agreement, it shall not, and shall use its reasonable best efforts to cause its Affiliates and Representatives not to, take any action that the Company is otherwise prohibited from taking under Section 5.4 of the Merger Agreement, but only after taking into account the provisions of Section 5.4(e).

Section 4.4 No Inconsistent Agreements. Except for this Agreement and the Stockholders Agreement, during the term of this Agreement each Stockholder shall not: (a) enter into any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares, (b) grant any proxy, consent, power of attorney or other authorization or consent with respect to any of the Covered Shares (other than as contemplated by Section 2.1) or (c) knowingly take any action that would constitute a breach hereof, make any representation or warranty of such Stockholder set forth in Article III untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement.

Section 4.5 Further Assurances. From time to time at the request of Parent, and without further consideration, each Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement; provided, that nothing in this Section 4.6 shall require any Stockholder to grant a proxy to Parent or any other Person to vote its Covered Shares.

ARTICLE V

MISCELLANEOUS

Section 5.1 Interpretation. Unless the express context otherwise requires :

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean U.S. dollars;

(d) references herein to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules of this Agreement;

(e) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 5.1 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(j) the word “or” shall be disjunctive but not exclusive;

(k) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(l) references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof;

(m) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(n) with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence;

(o) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(p) references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement”.

Section 5.2 Termination. This Agreement and all obligations of the parties hereunder shall automatically terminate on the earliest to occur of (i) the Effective Time and (ii) the date of termination of the Merger Agreement in accordance with its terms, and after the occurrence of any such applicable event this Agreement shall terminate and be of no further force; provided, however, that the provisions of Section 2.2 and Article V shall survive any termination of this Agreement.

Section 5.3 Governing Law. This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

Section 5.4 Submission to Jurisdiction; Service. Each party to this Agreement (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement against any party hereto shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement against any party hereto in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in 5.6 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 5.5 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY

ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

Section 5.6 Notices . All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Parent to:

c/o Access Industries Management, LLC

730 Fifth Avenue

New York, NY 10019

Attention: General Counsel

Facsimile: (212) 977-8112

with a copy (which shall not constitute notice) to:

c/o Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Jeffrey J. Rosen

Facsimile: (212) 909-6836

(a) If to any Stockholder: to such Stockholder and its counsel at their respective addresses and facsimile numbers set forth on Schedule 1 hereto.

All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the seventh Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the second Business Day after the sending thereof.

Section 5.7 Amendment. This Agreement may not be amended except by an instrument in writing signed by Parent and each Stockholder.

Section 5.8 Extension; Waiver. At any time before the termination of this Agreement, Parent, on the one hand, and the Stockholders, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

Section 5.9 Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the Merger Agreement contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 5.10 No Third-Party Beneficiaries. Parent and the Stockholders hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 5.12 Rules of Construction. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.13 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Except in connection with a Permitted Transfer, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

Section 5.14 Specific Performance. The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The parties acknowledge and agree that each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.15 Stockholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Stockholder are made solely with respect to such Stockholder and the Covered Shares. Each Stockholder is entering into this Agreement solely in its capacity as the Beneficial Owner of such Covered Shares and nothing herein shall limit or affect any actions taken by any officer or director of the Company (or a Subsidiary of the Company) in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company), including participating in his or her capacity as a director of the Company in any discussions or negotiations in accordance with Section 5.4 of the Merger Agreement. For the avoidance of doubt, the obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and such Stockholder shall not be responsible in any way for the performance of any obligations, or the actions or omissions, of any other Stockholder. Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 5.16 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.17 Fees and Expenses. All costs and expenses (including all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

Section 5.18 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

AIRPLANES MUSIC LLC

By:	Access Industries Management, LLC,
its manager

By:	/s/ Lincoln Benet
Name: Lincoln Benet
Title: President

By:	/s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Senior Vice President

[Signature Page to Voting Agreement]

THOMAS H. LEE EQUITY FUND V, L.P.

By:	THL Equity Advisors V, LLC,
its general partner
By:	Thomas H. Lee Partners, L.P.,
its sole member
By:	Thomas H. Lee Advisors, LLC,
its general partner

By:	/s/ Seth W. Lawry
Name: Seth W. Lawry
Title: Managing Director

THOMAS H. LEE PARALLEL FUND V, L.P.

By:	THL Equity Advisors V, LLC,
its general partner
By:	Thomas H. Lee Partners, L.P.,
its sole member
By:	Thomas H. Lee Advisors, LLC,
its general partner

By:	/s/ Seth W. Lawry
Name: Seth W. Lawry
Title: Managing Director

THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.

By:	THL Equity Advisors V, LLC,
its general partner
By:	Thomas H. Lee Partners, L.P.,
its sole member
By:	Thomas H. Lee Advisors, LLC,
its general partner

By:	/s/ Seth W. Lawry
Name: Seth W. Lawry
Title: Managing Director

[Signature Page to Voting Agreement]

THL WMG EQUITY INVESTORS, L.P.

By:	THL Equity Advisors V, LLC,
its general partner
By:	Thomas H. Lee Partners, L.P.,
its sole member
By:	Thomas H. Lee Advisors, LLC,
its general partner

By:	/s/ Seth W. Lawry
Name: Seth W. Lawry
Title: Managing Director

1997 THOMAS H. LEE NOMINEE TRUST

By:	U.S. Bank, N.A.,
not personally, but solely as Trustee under
the 1997 Thomas H. Lee Nominee Trust

By:	/s/ Paul D. Allen
Name: Paul D. Allen
Title: Vice President

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

By:	THL Investment Management Corp.,
its general partner

By:	/s/ Seth W. Lawry
Name: Seth W. Lawry
Title: Managing Director

[Signature Page to Voting Agreement]

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY I LLC

By:	Putnam Investment Holdings, LLC,
its managing member

By:	Putnam Investments, LLC,
its managing member

By:	Thomas H. Lee Advisors, LLC
its attorney-in-fact

By:	/s/ Seth W. Lawry
Name: Seth W. Lawry
Title: Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY II LLC

By:	Putnam Investment Holdings, LLC,
its managing member

By:	Putnam Investments, LLC,
its managing member

By:	Thomas H. Lee Advisors, LLC
its attorney-in-fact

By:	/s/ Seth W. Lawry
Name: Seth W. Lawry
Title: Managing Director

[Signature Page to Voting Agreement]

GREAT WEST INVESTORS L.P.

By:	Thomas H. Lee Advisors, LLC
its attorney-in-fact

By:	/s/ Seth W. Lawry
Name: Seth W. Lawry
Title: Managing Director

[Signature Page to Voting Agreement]

BAIN CAPITAL INTEGRAL INVESTORS, LLC

By:	/s/ Mark Nunnelly
Name: Mark Nunnelly
Title: Managing Director

BAIN CAPITAL VII COINVESTMENT FUND, LLC

By:	Bain Capital VII Coinvestment Fund, L.P.,
its sole member
By:	Bain Capital Partners VII, L.P.,
its general partner
By:	Bain Capital Investors, LLC,
its general partner

By:	/s/ Mark Nunnelly
Name: Mark Nunnelly
Title: Managing Director

BCIP TCV, LLC

By:	Bain Capital Investors, LLC

By:	/s/ Mark Nunnelly
Name: Mark Nunnelly
Title: Managing Director

[Signature Page to Voting Agreement]

/s/ Edgar Bronfman, Jr. Edgar Bronfman, Jr.

[Signature Page to Voting Agreement]

Schedule 1

STOCKHOLDER INFORMATION

Name and Contact Information	Shares of Common Stock
Thomas H. Lee Equity Fund V, L.P.	34,798,629.618

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

Thomas H. Lee Parallel Fund V, L.P.	9,028,849.458

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

1

Name and Contact Information	Shares of Common Stock
Thomas H. Lee Equity (Cayman) Fund V, L.P.	479,476.903

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

THL WMG Equity Investors, L.P.	11,184,671.602

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

2

Name and Contact Information	Shares of Common Stock
1997 Thomas H. Lee Nominee Trust	83,820.171

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

Thomas H. Lee Investors Limited Partnership	63,687.158

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

3

Name and Contact Information	Shares of Common Stock
Putnam Investments Employees’ Securities Company I LLC	233,747.773

c/o Putnam Investments, Inc.

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

Putnam Investments Employees’ Securities Company II LLC	208,703.306

c/o Putnam Investments, Inc.

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

4

Name and Contact Information	Shares of Common Stock
Great-West Investors LP	271,952.972

c/o Great-West Life & Annuity Insurance Company

100 Federal Street, 35th Floor Boston, MA 02110 Attention: Shari Wolkon Facsimile: 617-227-3514

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

Bain Capital VII Coinvestment Fund, LLC	6,949,553

c/o Bain Capital Investors, LLC

111 Huntington Avenue Boston, MA 02199 Attention: Sean Doherty Facsimile: 617-516-2010

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

5

Name and Contact Information	Shares of Common Stock
Bain Capital Integral Investors, LLC	17,039,128

c/o Bain Capital Investors, LLC

111 Huntington Avenue Boston, MA 02199 Attention: Sean Doherty Facsimile: 617-516-2010

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

BCIP TCV, LLC	101,383

c/o Bain Capital Investors, LLC

111 Huntington Avenue Boston, MA 02199 Attention: Sean Doherty Facsimile: 617-516-2010

with a copy to:

c/o Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Julie H. Jones & Taylor J. Hart Facsimile: 617-951-7050

6

Name and Contact Information	Shares of Common Stock
Edgar Bronfman, Jr.	6,800,199

c/o Warner Music Group Corp.

75 Rockefeller Plaza, 30th Floor New York, NY 10019 Attention: Edgar Bronfman, Jr. Facsimile: 212-275-4422

with a copy to:

c/o Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954 Attention: Brian M. Stadler, Esq. Facsimile: 212-455-2502

7